On September 13, 2004, the Board of Trustees of the Wells Fargo Funds
     Trust and the Board of Directors of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into the Funds.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code.


--------------------------------------------------------------------- -----------------------------------------------
Acquiring Fund                                                        Target Fund
--------------------------------------------------------------------- -----------------------------------------------
--------------------------------------------------------------------- -----------------------------------------------
Wells Fargo Advantage LifeStage - Aggressive Portfolio Investor       Strong LifeStage Aggressive Fund Investor
Class                                                                 Class
--------------------------------------------------------------------- -----------------------------------------------


       On September 13, 2004, the Board of Trustees of the Wells Fargo Funds Trust and the Board of Directors of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into the Funds.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code.


----------------------------------------------------------------------- ------------------------------------------------
Acquiring Fund                                                          Target Fund
----------------------------------------------------------------------- ------------------------------------------------
----------------------------------------------------------------------- ------------------------------------------------
Wells Fargo Advantage LifeStage - Conservative Portfolio Investor       Strong LifeStage Conservative Fund Investor
Class                                                                   Class
----------------------------------------------------------------------- ------------------------------------------------


       On September 13, 2004, the Board of Trustees of the Wells Fargo Funds Trust and the Board of Directors of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into the Funds.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code.


----------------------------------------------------------------------- ------------------------------------------------
Acquiring Fund                                                          Target Fund
----------------------------------------------------------------------- ------------------------------------------------
----------------------------------------------------------------------- ------------------------------------------------
Wells Fargo Advantage LifeStage - Moderate Portfolio Investor Class     Strong LifeStage Moderate Fund Investor Class
----------------------------------------------------------------------- ------------------------------------------------